Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13G and any amendments thereto to which this exhibit is attached is filed on behalf of each of them.

Date: January 28, 2019

YAOH WDAI LTD

By:	/s/ Hong Yao
	Name:	Hong Yao
	Title:	Authorized Signatory

YAOH WDAI HOLDING LTD.

By:	/s/ Hong Yao
	Name:	Hong Yao
	Title:	Authorized Signatory

Hong Yao

/s/ Hong Yao
Name:	Hong Yao